                                                                   Exhibit 10.30

                        AGREEMENT OF SALE



                 N.J. GREENBROOK PARTNERS, L.P.,


                                   Seller



                               and



            WELLSFORD COMMERCIAL PROPERTIES, L.L.C.,



                                   Buyer





Dated:    December __, 1996

Premises: Greenbrook Corporate Center
          90 and 100 Passaic Avenue
          Fairfield, New Jersey  07004

                        AGREEMENT OF SALE


          AGREEMENT made as of the        day of December, 1996
(this Agreement of Sale, as the same may be modified or amended by the parties hereto pursuant to the terms hereof, being herein called the "Agreement"), between N.J. GREENBROOK PARTNERS, L.P., a New Jersey Limited Partnership, having an office at 24 Field Point Road, Greenwich, Connecticut 06830 ("Seller"), and WELLSFORD COMMERCIAL PROPERTIES, L.L.C, a Delaware limited liability company, having an office at 610 Fifth Avenue, New York, New York 10020 ("Buyer").

                      W I T N E S S E T H:

     1. Subject of Sale. Upon and subject to the terms and conditions herein contained, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, free and clear of all liens and encumbrances other than the Permitted Encumbrances (as hereinafter defined) (a) that certain parcel of land described in Schedule 1 annexed hereto (the "Land"), (b) the buildings and other improvements located on the Land (the "Building"), and (c) all of the other tangible and intangible property owned by Seller in, on, attached to, appurtenant to, or used in the operation or maintenance of the Land or the Building, including, without limitation, the following (all of such tangible and intangible property, together with the Land and the Building, being herein collectively called the "Property"):

                    (i) all leases of space in the Building (the "Leases") as listed and described in Schedule 2 annexed hereto, together with all Leases entered into by Seller after the date hereof in accordance with the provisions of subparagraph 8.1 hereof;
                   (ii)  all deposits and advance payments made
     by tenants (the "Tenants") under the Leases;
                  (iii)  all transferable licenses, permits,
     certificates (including, without limitation, certificates of occupancy), approvals, authorizations, variances and consents (collectively, the "Permits") issued or granted by governmental and quasi-governmental bodies, officers and authorities in respect of the ownership, occupancy, use and operation of the Property;
                   (iv)  all architectural, mechanical,
     engineering and other plans, specifications and surveys relating to the Property and in Seller's possession, custody or control (the "Plans");
                    (v)  Seller's right, title and interest in
     and to, and all deposits made under, all service, utility, brokerage, maintenance and other contracts and agreements (collectively, the "Service Contracts") affecting the Property;
                   (vi) all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street, road or avenue; and upon the Closing (as hereinafter defined), or thereafter on demand, Seller shall execute and deliver to Buyer all proper instruments for the conveyance of such title and the assignment and collection of any such award, and the provisions of this subparagraph l(vi) shall survive the Closing;
                  (vii) all right, title and interest of Seller in and to all warranties, guaranties, contract rights and miscellaneous rights (all, if any) with respect to the Property (the "Warranties");
                 (viii)  all supplies, machinery, tools,
     equipment, furniture, fixtures and other tangible property in, on, attached to, appurtenant to, or used in the operation or maintenance of the Land or the Building and owned by Seller (the "Personal Property");
                   (ix)  Seller's rights under the contracts
     identified on Schedule 3 annexed hereto;
                    (x) all right, title and interest of Seller, if any, in and to (A) any strips and gores adjacent to or abutting the Land or any part thereof, and (B) any rights, easements and appurtenances pertaining to the Land or the Building or any part thereof;
                   (xi)  to the extent assignable, all trade
     names and general intangibles used in connection with the ownership and operation of the Property or any part thereof, including, without limitation, all rights of Seller to use the name "Greenbrook Corporate Center" and the like (the "General Intangibles");
                  (xii) subject to the provisions of Paragraph 10 below, any insurance proceeds that are payable after the date of this Agreement on account of any damage to the Property that results from fire or other casualty that occurs after the date of this Agreement;
                 (xiii)  all development rights, if any, with
     respect to the Property; and
                  (xiv) all rights of Seller under that certain exclusive access easement for ingress and egress as described in Deed Book 4929, Page 156, Fairfield County, New Jersey.

     2. Purchase Price. The purchase price (the "Purchase Price") shall be Twenty-Three Million Five Hundred Thousand ($23,500,000) Dollars, which Purchase Price shall be paid by Buyer as follows (subject, however, to adjustment pursuant to provisions of Paragraph 3 hereof):
          (a) One Hundred Thousand ($100,000) Dollars (the "Initial Deposit") by delivery from Buyer to Gold & Wachtel, LLP (the "Escrow Agent"), simultaneously with the execution and delivery of this Agreement by Buyer and Seller, of a check in such amount, subject to collection, which Initial Deposit shall be held, invested and disbursed by Escrow Agent in accordance with Paragraph 18 and subject to the rights granted Buyer in Paragraph 32 hereof.
          (b) Six Hundred Fifty Thousand ($650,000) Dollars (the "Additional Deposit") shall be paid immediately upon the expiration of the Study Period (as defined in Paragraph 32 hereof), provided this Agreement remains in full force and effect, by delivery from Buyer to Escrow Agent of a check in such amount, subject to collection, which Additional Deposit shall be held, invested and disbursed by Escrow Agent in accordance with Paragraph 18 hereof; and
          (c) Two Hundred Fifty Thousand ($250,000) Dollars (the "Final Deposit") shall be paid not later than thirty (30) days after the expiration of the Study Period, by delivery from Buyer to Escrow Agent of a check in such amount, subject to collection, which Final Deposit shall be held, invested and disbursed by Escrow Agent in accordance with Paragraph 18 hereof; and
          (d) Twenty-Two Million Five Hundred Thousand ($22,500,000) Dollars (the "Cash Balance"), as adjusted pursuant to Paragraph 3 (and after accounting for any credits or adjustments pursuant to any other provisions of this Agreement), shall be paid to Seller at the Closing by wire transfer of immediately available federal funds transferred to a bank account designated by Seller; provided, however, that Seller shall have the right, to be exercised by notice given to Buyer at least five
(5) Business Days prior to the Closing, to require Buyer to pay a portion of the Cash Balance by one or more separate official bank checks, each to be drawn on a member bank of the New York Clearinghouse Association, and each to be payable to the unendorsed order of Seller or Seller's designee. If Seller elects to cause Buyer to pay a portion of the Cash Balance by official bank check(s) as aforesaid, then Seller's exercise notice shall set forth (i) the portion of the Cash Balance to be so paid, (ii) the number of official bank checks to be drawn and
(iii) the payee(s) thereof. With respect to the portion of the Cash Balance to be paid by wire transfer, Seller, at least five
(5) Business Days prior to the Closing, shall notify Buyer of the designated bank account and the wiring instructions therefor.
For purposes of this Agreement, the term "Business Day" means any day other than a Saturday, Sunday or day on which the banks in New York, New York are authorized or obligated by law to be closed.
          (e) In the event the day for payment of the Additional Deposit or Final Deposit is not a Business Day, payment shall then be made on the first Business Day immediately following the day for payment provided in this Agreement.
     3. Closing Adjustments. The following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing Date (as hereinafter defined), based upon a 365 day year, and except as provided in subparagraph 3.7, the net amount thereof shall be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Buyer's favor) the Cash Balance of the Purchase Price:
          3.1. Rents. Rents and other sums and charges (collectively, "Rents") paid or payable by Tenants in connection with their occupancy of the Building and in payment for services furnished to them in connection therewith shall be adjusted and prorated on and if, as and when collected basis. Any amount collected by Buyer or Seller after the Closing from Tenants who owe Rents for periods prior to the Closing, shall be applied (i) first, in payment of Rents for the month in which the payment occurs; (ii) second, in payment of Rents for the month in which the Closing Date occurs, (iii) third, in payment of Rents for the month next preceding the month in which the Closing Date occurs;

and (iv) fourth, after Rents for all current periods have been paid in full, then in payment of Rents for the period prior to the month preceding the month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding sentence, with respect to any Tenant which has paid all Rents for periods through the Closing, if, prior to the Closing, Seller shall receive any prepaid Rents from such Tenant attributable to a period following the Closing, at the Closing Seller shall pay over to Buyer the amount of such prepaid Rents. Buyer shall bill Tenants, who owe Rents for periods prior to the Closing, on a monthly basis for a period of six consecutive months following the Closing Date, at the same time and in the same manner as Buyer bills tenants for Rent due after the Closing and otherwise in accordance with Buyer's standard practice in the management and operation of the Property; provided, however, that Buyer shall not have any obligation to commence any actions or proceedings to collect any such past due Rents. Thereafter, Seller shall have the right to sue Tenants to collect such delinquencies, but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants.
          3.2. Taxes and Utilities. Real estate taxes, water and sewer rents and charges, vault taxes and utility fees and charges (including gas, steam, electricity and other public utility charges) payable in connection with the Property shall be adjusted and prorated on the basis of the fiscal year for which assessed, or the fiscal period covered by the appropriate invoice, bill or statement, or based on the most recently available meter reading therefor; provided that no apportionment shall be made with respect to any of the foregoing that are payable directly by Tenants pursuant to their Leases. Seller shall use all reasonable efforts to have the meters for all metered utility services read to a date not more than five (5) Business Days prior to the Closing Date. Seller agrees to pay, at or prior to the Closing, the bills rendered to it as a result of such readings. Metered utility charges for the period from the last reading date prior to the Closing through the day before the Closing Date shall be apportioned on the basis of such last reading, but shall be reapportioned according to actual charges promptly after the first reading following the Closing Date. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period in the preceding calendar year, but applying the current rate thereto. If the Closing shall occur before the tax rate or assessed valuation is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of the Land and Building, subject to further and final adjustment when the tax rate and/or assessed valuation is fixed for the year in which the Closing takes place.
          3.3. Fuel. Fuel, if any shall be adjusted and prorated on the basis of the written estimate of the quantity and current price therefor (including sales tax, if any) by Seller's fuel supplier on or about the day preceding the Closing.
          3.4. Service Contract Deposits. Charges and transferable deposits under transferable Service Contracts, and transferable utility deposits, if any.
          3.5. Permit Fees. Prepaid or current fees and charges for transferable Permits.
          3.6. Security DePosits. Any deposits then held by Seller under Leases, together with accrued interest thereon wherever interest is provided for in such Leases or by law, are to be turned over by Seller to Buyer at the Closing, by good certified or official bank check or at Seller's option, by crediting Buyer against the Purchase Price for the full amount thereof. Any non-cash security deposits made by Tenants shall be delivered to Buyer at the Closing, together with such instruments of transfer as may be necessary to enable Buyer to succeed to Seller's rights thereunder.
          3.7. Survival. The provisions of this Paragraph 3 shall survive the Closing. Except as otherwise provided herein, adjustments shall be made in accordance with the customs in respect to title closing in Essex County, New Jersey. If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing. Five (5) Business Days prior to the Closing, Seller shall furnish to Buyer a tentative statement of proposed apportionments.
     4.   Title Executions.
          4.1. Seller covenants and agrees that as of the Closing Date, (a) the Land and the Building shall be free and clear of all liens and encumbrances, except for those liens, encumbrances and title exceptions set forth on Schedule 4 annexed hereto (the "Permitted Encumbrances"), and (b) a title insurance company selected by, and reasonably satisfactory to, Buyer (the "Title Company") shall be willing to approve and insure, at regular premium rates, such state of title under the standard form ALTA owner's policy of title insurance, subject only to the Permitted Encumbrances and the standard printed exclusions contained in such form. Buyer will order a report of title to the Land the Building from the Title Company and will furnish to Seller's attorneys a copy thereof within 30 days after the date hereof, together with a statement identifying the title exceptions noted therein that do not constitute Permitted Encumbrances. Seller shall cooperate with the Title Company in connection with Buyer's obtaining title insurance for the Property, insuring (at regular rates) that fee simple title to the Property is vested in Buyer, subject only to the Permitted Encumbrances. In furtherance and not in limitation of the foregoing, at or prior to the Closing Seller shall deliver to the Title Company such affidavits, certificates and other instruments as are reasonably requested by the Title Company and customarily furnished in connection with a transaction of a nature contemplated by this Agreement.
          4.2.  Seller shall be entitled to reasonable
adjournments of the Closing, not to exceed 30 days in the aggregate, for the purpose of eliminating any objections to title, but (subject to the provisions of subparagraph 4.3 below), nothing herein contained shall require Seller to bring any action or proceeding, or incur any expense (except to the extent provided in the next succeeding sentence) in order to render the title to be in accordance with this Agreement. In the case of any exceptions to title which can be removed or insured against by the Title Company solely by the payment of a liquidated sum of money, provided such liquidated sum does not, in the aggregate, exceed $750,000, Seller shall be obligated to pay, or deposit with the Title Company, such liquidated sum for the removal of such title exceptions and for the Title Company to omit same as an exception to the title insurance policy, and Seller shall not be entitled to an adjournment of the Closing for such purpose.
          4.3. Notwithstanding anything contained in this Paragraph 4 to the contrary, if, from time to time prior to the Closing, either Seller or Buyer shall become aware of any Voluntary Title Exceptions (as hereinafter defined), then Seller or Buyer shall promptly notify the other party thereof, which notice shall describe in reasonable detail the Voluntary Title Exceptions(s) at issue. Seller shall discharge of record all Voluntary Title Exceptions on or prior to Closing. For purposes hereof, "Voluntary Title Exceptions" shall mean (i) title exceptions that are knowingly created by any act or failure to act by Seller, including, without limitation, any mortgage lien, mechanic's lien, tax lien (except for any lien for real estate taxes which are subject to adjustment pursuant to the provisions of this Agreement), judgment lien, security interest, reservation, easement, right of way and restrictive covenant; provided, however, that the term "Voluntary Title Exceptions" as used in this Agreement shall not include any Permitted Encum-brances and any title exceptions that are expressly approved by Buyer in writing.
          4.4. If, as of the Closing Date, title to the Land and the Building shall not be as provided in this Agreement, Buyer shall have the option of either (a) terminating this Agreement, in which event the Escrow Agent shall pay the Initial Deposit, the Additional Deposit and the Final Deposit (hereinafter collectively called the "Deposit") to Buyer and Seller shall reimburse Buyer for Buyer's net cost of title examination, whereupon neither party shall have any further rights or obligations hereunder, or (b) accepting such title as Seller shall be able to convey, without any reduction of the Purchase Price or any credit or allowance against the same, except that if there shall be an encumbrance which is not a Permitted Encumbrance and which can be removed by the payment of a liquidated sum of money, Buyer shall (subject to the limit specified in the fourth sentence of subparagraph 4.1) be entitled to an offset against the Purchase Price in an amount that does not exceed such sum. The foregoing shall not, however, be deemed to limit the unconditional obligation of Seller to discharge and remove of record all Voluntary Title Exceptions at or prior to Closing pursuant to the provisions of subparagraph 4.3 above.
The term "net cost of title examination" shall mean the expense actually incurred by Buyer for (i) the amount, if any, charged by the Title Company for the examination of title without the issuance of a policy, (ii) updating the survey referred to on
Schedule 5 and (iii) obtaining violation search reports from municipal departments of the governmental bodies having jurisdiction.
          4.5. If a search of the title to the Property discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller will at the Closing deliver to Buyer and the

Title Company an affidavit that such judgments, bankruptcies or other returns are not against Seller, and/or take such other actions in respect of any of the foregoing as the Title Company may reasonably require in order to omit such Title Exceptions from the Title Policy.
     5.   Violations.
          5.1. If at any time prior to the Closing the Land or the Building is subject to any notes or notices of violation of law or municipal ordinances, orders or requirements, that have been noted in or issued by any federal, state or municipal department having jurisdiction, and which have not been fully remedied and discharged of record (the "Violations"), other than
(a) the Violations described in Schedule 5 hereto and (b) any Violation that a Tenant is required to cure pursuant to its Lease (any such Violation, other than a Violation of the type described in the foregoing clause (a) and (b), being hereinafter called an "Unpermitted Violation"), then, subject to the further provisions of this Paragraph 5, Seller, at its expense, shall cure and discharge each Unpermitted Violation prior to the Closing.
          5.2.  Notwithstanding anything contained in
subparagraph 5.1 above to the contrary, if the cost of curing the Unpermitted Violations shall exceed $235,000 in the aggregate (based upon a written estimate prepared by a registered architect or licensed engineer selected by Seller and approved by Buyer, which approval shall not be unreasonably withheld), then Seller shall have the right to terminate this Agreement by written notice delivered to Buyer not less than five (5) Business Days prior to the date on which the Closing is scheduled to occur.
Any such notice of termination shall be accompanied by a copy of the estimate of the aggregate repair costs for the Violations in question. If Seller shall elect to so terminate this Agreement, Buyer shall have the right, by written notice delivered to Seller at or prior to the date on which the Closing is scheduled to occur, to elect to accept title subject to such Unpermitted Violations. In such event, (i) Seller's termination of this Agreement shall be null and void and (ii) at the Closing Buyer shall be entitled to a credit against the Purchase Price in the amount of $235,000 (less any reasonable amounts expended by Seller to cure any Unpermitted Violations). If this Agreement is terminated pursuant to this subparagraph 5.2, then Escrow Agent shall pay the Deposit to Buyer and Seller shall reimburse Buyer for Buyer's net cost of title examination, whereupon neither party shall have any further rights or obligations hereunder. Buyer agrees to accept the Property subject to all Violations other than Unpermitted Violations.
          5.3. If either (i) Seller has not elected to terminate this Agreement pursuant to Section 5.2 above or (ii) the aggregate cost estimated to cure the Unpermitted Violations and discharge the same of record does not exceed $235,000, and the cure and discharge of one or more Unpermitted Violations has not been completed prior to Closing, then at Closing Buyer shall receive a credit against the Purchase Price in an amount reasonably estimated to effect or complete such cure and discharge. Upon written request of Buyer, Seller shall promptly furnish to Buyer written authorization as may be necessary for Buyer to make any necessary searches for purposes of determining whether any notices of Violations have been issued with respect to the Property and whether the same have been discharged of record.
     6. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows, and, unless otherwise expressly provided herein, such representations and warranties shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date (except for changes in facts expressly permitted hereunder):
          6.1.  Leases.
          (a) Schedule 2 hereto is a correct and complete list of all Leases affecting any portion of the Building, setting forth with respect to each (i) the name of the Tenant, (ii) the date of the Lease and any modifications or supplements thereto (and any separate written guaranties of the Lease, if any), (iii) the basic annual rent currently payable by the Tenant, (iv) the escalations payable by the Tenant, (v) the space demised, (vi) the expiration date, (vii) all renewal options, (viii) all termination and/or contraction options exercisable by a Tenant,
(ix) the amount of the deposit held by Seller thereunder, if any, and the form thereof (i.e. cash, letter of credit, or other form of security), (x) any work allowances payable under the Lease which have not been totally disbursed, (xi) any free rent period which has not yet expired, and (xii) any other concessions or monetary obligations of the landlord to a Tenant which have not yet expired or been paid in full, as the case may be.
          (b) There are no leases, tenancies, licenses or other occupancy agreements to which Seller is a party or by which Seller may be bound for any portion of the Land or Building other than the Leases identified on Schedule 2; and Seller has delivered or made available to Buyer (or will, during the Study Period pursuant to Paragraph 32 hereof, deliver and make available to Buyer) true and complete copies of all of the Leases and related agreements listed on Schedule 2.
          (c)   Except as otherwise specifically set forth in
Schedule 2:
                 (i) All of the Leases are in full force and effect in accordance with their respective terms, and none of the Leases has been modified, amended, renewed or extended;
                (ii) All tenant improvement and build out work required to be performed by the landlord under the Leases has been done or will be performed prior to the Closing;
               (iii) All construction allowances or other sums to be paid to any of the Tenants have been or will be paid in full prior to the Closing or funds sufficient to satisfy any allowance delivered to Buyer;
                (iv)   The term of each of the Leases has
     commenced and each Tenant thereunder is occupying the space demised to it and has commenced the payment of rent, except that S.B. Thomas, Inc. is paying its rent but is not occupying its space;
                 (v) There is no outstanding and uncured claim of default made under any of the Leases on the part of any party thereto;
                (vi) None of the Tenants has asserted, prior to the date hereof, any defense, setoff or counterclaim with regard to its tenancy or its Lease; and no action, proceeding or arbitration is pending on the date hereof with any Tenant in respect of its tenancy or its Lease;
               (vii) There are no written or oral promises, understandings or commitments between Seller and any Tenant other than those contained in the Leases and the other instruments listed on Schedule 2;
              (viii)   All rents are current except as may
     otherwise be set forth in Schedule 2;
                (ix) No Tenant has prepaid its rent beyond the current rent period;
                 (x)   there are no "take-over" agreements or
     similar agreements whereby Seller has agreed to assume or pay the obligations of any Tenant under a lease in another building;
                (xi) Seller has not applied any security held under any Lease to the obligations of the Tenant thereunder which security has not heretofore been restored;
               (xii) Seller has not received a notice from any Tenant objecting to Seller's computation of additional rents or escalation charges which remains outstanding;
              (xiii) all leasing commissions payable in respect of any Lease (except those which may be payable by Buyer in connection with any Lease entered into after the date hereof pursuant to subparagraph 8.2 below) have been fully paid or will be paid prior to the Closing Date. Except as set forth in Schedule 2 annexed hereto (and except with respect to any new Lease entered into after the date hereof pursuant to subparagraph 8.2 below), no brokerage commission or compensation of any kind is due or will be due in connection with the initial term of any Leases; and
               (xiv) no Tenant has any right of first refusal, option or other preferential right to purchase the Property or any portion thereof or any ownership interest therein.
          (d) Schedule 2-A annexed hereto sets forth (i) all of the Leases which contain renewal options and/or expansion options which have not yet been exercised (or which have been exercised but with respect to which all of the brokerage commissions and fees relating thereto have not been paid in full) and (ii) the brokerage commissions now or hereafter payable by the landlord in connection with each such expansion option and/or renewal option.
          6.2. Service Contracts. Schedule 3 hereto is a correct and complete list of all Service Contracts affecting the Property. The Service Contracts have not been modified or amended except as set forth on Schedule 3; and Seller has delivered to Buyer (or will, during the Study Period pursuant to Paragraph 32 hereof, deliver and make available to Buyer) true and complete copies of all Service Contracts and all modifica-tions thereof. Except as set forth on Schedule 3 hereto, each of the Service Contracts is cancelable upon not more than 30 days notice. Each of the Service Contracts is in full force and effect in accordance with its terms. No written notice of material default on the part of the other party to any of the Service Contracts has been sent by Seller, other than a default notice setting forth a material default which, as of the date hereof, has been cured, and no written notice of material default or breach on the part of Seller under any of the Service Contracts has been received by Seller, other than a default notice setting forth a default which, as of the date hereof, has been cured. Seller shall perform all of Seller's obligations to be performed under the Service Contracts to the Closing Date.
          6.3. No Employees. With the exception of Henry Miller who will not remain with the Building after Closing, there are no persons employed by Seller in connection with the operation and maintenance of the Property, and Seller is not a party to any union contract or collective bargaining agreement with respect to the Property or the operation thereof.
          6.4. Violations. Schedule 5 is a correct and complete list of all Violations of record existing as of the date hereof.
          6.5. Litigation. Except as set forth in Schedule 6 annexed hereto, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or the Property, at law or in equity, before any governmental authority, court or arbitration panel.
          6.6. Condemnation and Zoning. Seller has not received any written notice, and has no knowledge of, (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property, (iii) any proposed or pending special assessments which affect the Property or any portion thereof, or (iv) any proposed change(s) in any road patters or grades with respect to the roads providing a means of ingress and egress to the Property. Seller agrees to furnish Buyer with a copy of any such notice received within five (5) days after receipt.
          6.7. No Public Assessments. Seller has not received any notice indicating that the Property is currently being or will hereafter be assessed for public improvements which are to be undertaken in the future, are now in progress or are already completed.
          6.8. Insurance Coverages. Schedule 7 annexed hereto accurately sets forth all insurance policies covering the Property, the limits of coverage, the deductible amounts, and the expiration dates of such policies. Seller shall keep such insurance in full force and effect through the Closing Date. Seller has not received any written notice from any insurance company or agent thereof which has issued a policy with respect to the Property, or any portion thereof, or by any board of fire underwriters (or other body exercising similar functions) which notice has claimed any defect or deficiency or requested performance of any repairs, alterations or other work to the Property as a condition of maintaining any policy of insurance in effect.
          6.9.  Permits.  Schedule 8 annexed hereto sets forth
(i) all of the Permits for the Property and (ii) all of the Warranties which are still in effect and which have been given by any contractor or manufacturer in favor of Seller in connection with the construction, repair or renovation of the Building or any part thereof. The Permits and Warranties are in full force and effect, shall not be modified, amended or rescinded prior to the Closing Date, and are fully assignable to Buyer. All applicable charges and fees for the Permits have been paid in full.
          6.10. No Assessment Reduction Proceedings. There are no proceedings pending for the reduction of the assessed valuation of the Property or any portion thereof.

          6.11. No Hazardous Substances. To the best knowledge of Seller, (i) no Hazardous Substances and Waste (as hereinafter defined) are present, or were installed, exposed, released or discharged in, on or under the Property, and (ii) the Property has been used and operated in compliance with all Environmental Laws (as hereinafter defined). Seller has not received any written notice from any governmental authority claiming any violation of any federal, state or local statute, ordinance, regulation, administrative order or court order or decree pertaining to any Hazardous Substance on, under or over the Property or demanding clean-up or any other remedial action, or payment or contribution for any environmental contamination or any damages attributable thereto. The existing underground storage tank at the Property (which tank supplies fuel oil to the emergency generator) (i) has been duly registered with all applicable governmental authorities (including the New Jersey Department of Environmental Protection and Energy), (ii) complies with all applicable Environmental Laws and (iii) has, since February, 1993, been upgraded to contain appropriate leak detection and spill and overfill control systems as required by applicable Environmental Laws. Until the Closing Seller shall
(x) maintain and operate the Property in compliance with all Environmental Laws, (y) make all disclosures required by Seller under all applicable Environmental Laws, and (z) comply (or cause compliance) with all orders issued thereunder.
          6.12. Representations Regarding Seller.
          (a) Seller is a limited partnership duly organized and validly existing under the laws of the State of New Jersey, and has the full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by it pursuant to this Agreement (the "Seller's Documents") and to perform all obligations arising under the Seller's Documents. This Agreement constitutes, and the Seller's Documents will each constitute, the legal, valid, and binding obligation of Seller, enforceable in accordance with their respective terms, covenants, and conditions.
          (b) This Agreement and the Seller's Documents (and the transactions contemplated hereby and thereby) do not and will not contravene any provision of the partnership agreement of Seller, any judgment, order, decree, writ or injunction, any provision of any existing law or regulation or any other docu-ments affecting Seller. No authorization, consent or approval of any partner, creditor or governmental authority for the consummation of the transactions contemplated by this Agreement by Seller is necessary (or all such authorizations, approvals and consents have already been obtained).
          (c) (A) The general partner of Seller executing this Agreement is a corporation duly organized, authorized and qualified to do business in its state of incorporation and has the power to enter into and consummate the transactions contemplated by this Agreement as the general partner of Seller, and to execute any and all documents to effectuate same on behalf of Seller, (B) the transactions contemplated by this Agreement do not violate any applicable provisions of the charter, by-laws, or other documents affecting said corporation, (C) shareholder approval of the transactions contemplated by this Agreement has either been obtained by such corporate general partner or is not required, and (D) no authorization, consent or approval of any shareholder, officer, director, creditor or governmental authority for the execution of this Agreement by said corpo-ration, in its capacity as the general partner of Seller, is necessary (or all such authorizations, approvals and consents have already been obtained).
          (d) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
          (e)   No attachments, execution proceedings,
assignments for the benefit of creditors, insolvency, bankruptcy, or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller, nor is Seller contemplating commencing any such proceedings. Seller has not been a debtor under any case commenced under the United States Bankruptcy Code.
          6.13. Survival. The representations and warranties set forth in this Paragraph 6 shall survive the Closing.
     7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows, and such representations and warranties shall be true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Closing Date:
          7.1. Organization and Authority. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and all other documents now or hereafter to be executed and delivered by it pursuant to this Agreement (the "Buyer's Documents") and to perform all obliga-tions of Buyer arising under Buyer's Documents. This Agreement constitutes, and the Buyer's Documents will each constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, covenants and conditions.
          7.2. No Violation; No Consents Necessary. This Agreement and the Buyer's Documents (and the transactions contemplated hereby and thereby) do not and will not contravene any provision of the operating agreement or articles of formation of Buyer, any judgment, order, decree, writ or injunction, or any provision of any existing law or regulation or any other docu-ments affecting Buyer. No authorization, consent or approval of any member, creditor or governmental authority for the consummation of the transactions contemplated by this Agreement by Buyer is necessary (or all such authorizations, approvals and consents have already been obtained).
          7.3. Survival. The representations and warranties set forth in this Paragraph 7 shall survive the Closing.
     8.   Covenants of Seller.
          8.1. Operation of the Property. Seller shall, between the date hereof and the Closing, continue to operate and maintain the Property in the ordinary course in accordance with its normal practices and procedures customarily followed by Seller in the operation, maintenance and repair of the Property prior to the date hereof. In furtherance (and not in limitation) of the foregoing, Seller shall cause to be made all repairs and replacements to the Property so as to keep the same in substantially its present condition, except for (i) reasonable wear and tear, natural deterioration and damage from the elements and (ii) damage or destruction resulting from fire or other casualty (which shall be governed by the provisions of Paragraph 10 below). Seller agrees that it shall not remove any Personal

Property from the Building unless the items so removed are immediately replaced with other items of Personal Property of equal or greater value and utility.
          8.2. Leases. Except as hereinafter provided, Seller shall not cancel, modify or extend (except pursuant to existing renewal options in favor of Tenants) any Lease or enter into any new Lease, without Buyer's prior written consent in each instance. During the Study Period, Buyer agrees that it shall not unreasonably withhold its consent to a new Lease, provided that the proposed new Lease satisfies the leasing criteria set forth on Schedule 9 annexed hereto and made a part hereof. After the Study Period has expired, Seller shall not enter into any new Lease without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Notwithstanding the foregoing, Seller may, without Buyer's consent, terminate any Lease under which the Tenant has defaulted beyond the applicable notice and grace period. If Buyer's consent to a new Lease or other transaction is required under this subparagraph 8.2, but Buyer does not object thereto in writing within ten (10) days after Buyer has received Seller's request for such consent, then Buyer will be deemed to have given such consent and will confirm such consent in writing upon demand. Any leasing commissions payable in connection with any Lease or extension entered into by Seller in accordance with this subparagraph 8.2, and the cost of any improvements required to be made by the landlord in the space to which such Lease or extension relates, shall be apportioned at Closing between Seller and Buyer according to the relative portions of the initial term of such Lease or extension that fall before and after the Closing. If, in any instance described in the preceding sentence, Seller, as of the Closing Date, shall not have theretofore paid the portion of the leasing commissions or cost of improvements for which Seller is responsible, then Buyer shall be entitled to a credit against the Cash Portion of the Purchase Price in an amount equal to such unpaid portion for which Seller is responsible, and to the extent that the same is so credited, Buyer shall make payment of such portion of such leasing commissions and costs of improvements. Within five (5) Business Days after receipt of a request from Buyer given from time to time, Seller shall deliver to Buyer an updated rent roll for the Building and a then current list of rent arrearages with respect to all of the Tenants.
          8.3. Insurance. Between the date hereof and the Closing Date, Seller shall keep in full force and effect with respect to the Property the existing policies of insurance providing coverage, as described on Schedule 7 annexed hereto.
          8.4. Service Contracts. Seller shall not, without Buyer's consent, which shall not be unreasonably withheld, (i) enter into any new Service Contract with respect to the Property which is not terminable at or prior to the Closing or (ii) allow any Permit to expire or otherwise be terminated.
          8.5. No Mortgages or Transfers. Seller shall not mortgage, pledge or create any contractual lien, charge or any other encumbrance (or agree to do so) in respect of the Property or any part thereof. Seller shall not sell or transfer any portion of the Property.
          8.6. Access to the Property. Subject to Paragraph 32, Seller will allow Buyer and its agents and representatives to inspect and examine the Property, and all books, records and accounts relating to the operation thereof, at all reasonable times upon reasonable notice.
          8.7. Estoppel Certificates. Seller shall use all reasonable efforts to obtain an estoppel certificate from each Tenant substantially in the form of Exhibit A annexed hereto (the "Estoppel Certificates"), which Estoppel Certificates shall be dated not earlier than 30 days prior to the Closing Date.
     9. Assessments. Seller represents and warrants to Buyer that it has received no notice, and has no knowledge, of any unconfirmed or pending assessments against the Property. If on the Closing Date the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid or is due and payable, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing, shall be deemed to be due and payable and to be liens upon the Property and shall be paid and discharged by Seller upon the Closing.
     10.  Casualty and Condemnation.
          10.1. Procedure Upon Casualty. (a) For purposes of this Paragraph 10, the following terms shall have the following meanings:
          "Casualty" means a fire, vandalism, act of God, or other casualty or cause which causes damage or injury to the Property.
          "Major Casualty" means a Casualty which (x) results in Restoration Costs in excess of $235,000 and (y) will require (as reasonably determined by an architect or engineer selected by Seller and reasonably approved by Buyer (the "Estimator")) more than 120 days from the occurrence of the Casualty to fully repair and restore the Property.
          "Restoration Costs" means, as of any date with respect to any Casualty, the cost to be incurred, from and after such date, to repair or restore (as reasonably determined by the Estimator) the damage to the Property.
          (b) If a Casualty shall occur prior to the Closing, then within ten (10) Business Days after such occurrence, Seller shall deliver to Buyer a written notice (the "Casualty Notice") describing the Casualty in question. The Casualty Notice shall be accompanied by a statement from the Estimator setting forth the estimated Restoration Costs and the estimated time necessary to repair the Property to its condition immediately prior to such Casualty.
          (c) If the Casualty is not a Major Casualty, then Buyer shall have the right, exercisable by written notice given to Seller within ten (10) Business Days after Buyer has received the Casualty Notice, to either (i) require that Seller complete the necessary repairs and restoration of the Property at Seller's cost or (ii) accept the Property subject to such Casualty. If Buyer does not elect to accept title to the Property subject to such Casualty as aforesaid, then Seller promptly shall undertake to complete the necessary repairs and restoration.
          (d) If the Casualty is a Major Casualty, then Buyer shall have the right to terminate this Agreement by giving written notice to Seller within ten (10) Business Days after Buyer's receipt of the Casualty Notice. If Buyer so elects to terminate this Agreement, then the Deposit shall be refunded to Buyer and thereafter this Agreement shall be of no further force or effect.
          (e) If either (x) there is a Major Casualty and Buyer does not elect to terminate this Agreement within ten (10) Business Days after receipt of the Casualty Notice as set forth in subparagraph 10.1(d) above, or (y) there is a Casualty which is not a Major Casualty and Buyer elects to accept the Property subject to such Casualty as set forth in subparagraph 10.1(c) above, then the following shall apply:
                 (i) the Closing shall take place without any abatement of the Purchase Price;
                (ii) at the Closing Seller shall (x) deliver to Buyer all insurance proceeds which Seller has collected, (y) pay to Buyer any applicable deductible under the "all risk" insurance coverage maintained by Seller with respect to such Casualty and (z) assign to Buyer all of Seller's rights to such insurance proceeds; and
               (iii) Seller shall cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the applicable insurance company, and Seller will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent.
          10.2. Eminent Domain. If, prior to the Closing, the entire Property is taken by eminent domain, this Agreement shall be deemed terminated. If only part of the Property is so taken, Buyer shall have the option of (a) proceeding with the Closing and accepting the Property as affected by such taking, together with all compensation and damages awarded and the right to receive the same, or (b) terminating this Agreement, except that in the event of a partial taking of part of the parking area that does not materially and adversely affect the number of spaces and/or the ingress and egress from the streets upon which the Property fronts, Buyer shall not have the right to terminate. If Buyer elects option (a) above, Seller agrees to assign to Buyer at Closing its rights to such compensation and damages (and pay over to Buyer any such compensation and damages already received), and will not settle any proceedings relating to such taking without Buyer's prior written consent. If Buyer elects option (b) above, then Escrow Agent shall pay the Deposit to Buyer, this Agreement shall terminate and be of no further force or effect, and the parties shall have no further rights or obligations hereunder.
          10.3. Express Agreement. The provisions of this Paragraph 10 shall be considered an express agreement governing any case of damage, destruction or taking of the Property or any part thereof by fire or other casualty, or by eminent domain, and (to the extent permitted by applicable law) any law now or hereafter in effect which is inconsistent with the provisions of this Paragraph 10 shall have no application to this Agreement.
     11.  Brokers.
          11.1. Seller represents that Sonnenblick-Goldman Company, 445 Park Avenue, New York, New York 10022 (the "Broker"), is the only broker, finder, agent or similar entity with whom Seller negotiated or dealt in connection with this Agreement and the conveyance of the Property to Buyer pursuant hereto. Seller agrees to pay Broker its fee, commission and/or compensation for the value of services rendered (collectively

"Compensation") pursuant to separate agreement with Broker. From the Compensation it receives, Broker shall pay cooperating broker (below named) its fee, commission and/or compensation for the value of services rendered in accordance with agreement between Broker and Cooperating Broker, neither Seller nor Buyer being a party thereto.
          11.2. Buyer represents that Richard Ripps (the "Cooperating Broker") and Cushman & Wakefield of New Jersey, Inc. ("C&W") are the only brokers, finders, agents or similar entities with whom Buyer negotiated or dealt in connection with this Agreement and the conveyance of the Property by Seller pursuant hereto. Buyer further represents to Seller that (i) Buyer has engaged C&W as a consultant only in connection with this transaction (and not as a broker) and (ii) Buyer shall pay all sums due to C&W in connection with this transaction pursuant to a separate agreement between Buyer and C&W.
          11.3. Seller agrees to defend, indemnify and hold harmless Buyer from and against any loss, cost, damage, liability, and expense (including, without limitation, reasonable counsel fees) suffered, paid or incurred by Buyer arising out of or in connection with (i) any breach of the representations of Seller set forth in subparagraph 11.1 above and (ii) any claim for a fee, commission and/or compensation for the value of services rendered made against Buyer by Broker or by any broker, finder, agent or similar entity alleging to have acted for or dealt with Seller in the transaction contemplated hereby.
          11.4. Buyer agrees to defend, indemnify and hold harmless Seller from and against any loss, cost, damage, liability and expense (including, without limitation, reasonable counsel fees) suffered, paid or incurred by Seller arising out of or in connection with (i) any breach of the representations of Buyer set forth in subparagraph 11.2 above and (ii) any claim for fee, commission and/or compensation for the value of services rendered made against Seller by any broker, finder, agent or similar entity (other than Broker or Cooperating Broker) alleging to have acted for or dealt with Buyer in connection with the transaction contemplated hereby (including, without limitation, C&W).
          11.5. The provisions of this Paragraph 11 shall survive the Closing or the termination of this Agreement.
     12. The Closing. The Closing (the "Closing") of the transactions contemplated hereby shall take place at 10:00 a.m. on the date which is forty five (45) days after the expiration of the Study Period; provided, however, that if such date is not a Business Day, then the Closing shall take place on the first Business Day that is a Tuesday, Wednesday or Thursday immediately succeeding such date (said date, or any date to which the Closing shall be accelerated or adjourned, is herein called the "Closing Date"). The Closing shall occur at the offices of Gold & Wachtel, LLP, 110 East 59th Street, New York, New York 10022, or, at the option of Buyer, at the offices of the attorneys for Buyer's lender (if any).
     13. Deliveries at Closing. The following deliveries shall be made at the Closing:
          13.1. Seller shall execute, acknowledge and deliver a bargain and sale deed with covenants against Grantor's Acts (or the New Jersey equivalent thereof) in proper form for recording, pursuant to which Seller shall convey the Land and the Building to Buyer.
          13.2. Seller and Buyer shall execute, acknowledge and deliver counterparts of an assignment of the landlord's interest in the Leases and the security deposits thereunder, which assignment shall be in the form attached hereto as Exhibit C.
          13.3. Seller shall execute, acknowledge and deliver a bill of sale, in the form attached hereto as Exhibit D, transferring all of the Personal Property to Buyer.
          13.4. Seller shall execute, acknowledge and deliver an assignment, in the form attached hereto as Exhibit E, assigning to Buyer (i) all of the Assigned Service Contracts that Buyer has elected to accept pursuant to the provisions of subparagraph 32.3 below and (ii) the Warranties.
          13.5. To the extent applicable, Seller shall execute, acknowledge and deliver the form attached hereto as Exhibit E, transferring to Buyer all of Seller's right, title and interest in and to the Permits.
          13.6. Seller and Buyer shall execute and deliver joint notices to all Tenants advising them of the sale of the Building, the assignment of the Leases, the transfer to Buyer of all deposits thereunder (less any valid deductions therefrom), Buyer's address and where future rent payments are to be made, and such other matters as are required by applicable laws or pursuant to the terms of the Leases or which either party may reasonably request, as set forth on Exhibit G hereof.
          13.7. Seller shall deliver to the Title Company such evidence as may be reasonably required by the Title Company, of the due authorization, execution and delivery of this Agreement and the Seller's Documents.
          13.8. Seller shall deliver to Buyer original Tenant files, employee records, unexpired Warranties, the Permits, the Service Contracts, the Leases, the Plans, and such other instruments and documents affecting the Property as may be in Seller's possession. Seller may retain copies of such instruments and documents as Seller may reasonably require for its own use following the Closing. To the extent executed originals of such instruments and documents are not in Seller's possession and are not otherwise readily obtainable by Seller, Seller shall deliver copies of all such instruments and documents; any such copies required to be delivered to Buyer hereunder shall have attached thereto a certificate duly executed by Seller certifying that said copy is, to Seller's best knowledge, a true and complete copy of the same and that the original thereof cannot be located after a diligent search.
          13.9. Seller and Buyer shall execute and deliver notices to the contractors under the Assigned Service Contracts, advising them of the sale of the Property and the assignment to Buyer of the Assigned Service Contracts and any deposits thereunder. With respect to those Service Contracts that are not Assigned Service Contracts, Seller shall deliver true copies of its letters terminating such Service Contracts.
          13.10. Seller shall deliver to the Title Company certified or official bank checks to the order of the appropriate governmental officials in payment of all applicable real property transfer taxes and documentary stamps, and Seller and Buyer shall execute, acknowledge and deliver to the Title Company the tax return(s) required in connection therewith. By notice to Buyer given at least five (5) Business Days before the Closing, Seller may require Buyer to deliver any or all of such checks, in which case Buyer will receive a credit against the Purchase Price in the amount of the check(s) so delivered.
          13.11. Seller shall execute (or cause one or more of its officers or partners to execute), acknowledge and deliver an affidavit of title in form customarily used by Title Companies for similar properties in Essex County, New Jersey, and such other affidavits as the Title Company shall reasonably require, in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against other persons or entities whose names are the same as or similar to Seller's name.
          13.12. Seller shall deliver to Buyer the real estate tax bills for the tax year in which the Closing occurs.
          13.13. Seller shall deliver to Buyer an updated schedule of Leases, similar in form to Schedule 2, and certified by Seller as correct and complete as of the Closing Date.
          13.14. Seller shall deliver to Buyer (a) Estoppel Certificates received by Seller prior to the Closing from Tenants in response to Seller's requests for such certificates pursuant to subparagraph 8.7, and (b) with respect to the Tenants who do not deliver Estoppel Certificates prior to the Closing, a certificate of Seller with respect to the matters such Tenants were requested to certify (to the extent not already covered in the certification delivered pursuant to subparagraph 13.13).
          13.15. Seller shall deliver to Buyer (a) a certifi-cation in the form of Exhibit B attached hereto (the "FIRPTA Certification"), verified as true and signed and sworn to under penalties of perjury by a general partner of Seller. Seller understands that the FIRPTA Certification will be retained by Buyer, and will be made available by Buyer to the Internal Revenue Service on request.
          13.16. Seller and Buyer shall execute a notice to the Escrow Agent that the Closing has been consummated.
          13.17. Seller shall deliver to Buyer all keys to all doors and locks in the Building and all combinations to all safes in the Building which are owned by Seller.
          13.18. Seller shall deliver to Buyer an assignment of all tenant proceedings, if any, in form reasonably satisfactory to Buyer, assigning to Buyer all of Seller's right, title and interest in and to all pending actions brought by Seller against any of the then existing Tenants, including, without limitation, all summary proceedings for the eviction of then existing Tenants under any of the Leases.
          13.19. Seller shall execute and deliver to Buyer an assignment, in the form attached hereto as Exhibit H, of all General Intangibles.
          13.20. Seller shall deliver to Buyer the original of the ISRA letter from the New Jersey Department of Environmental Protection, as more particularly set forth in Section 31.2 below.
          13.21. Seller and Buyer shall execute and deliver to each other such other instruments and documents, and shall pay or cause to be paid such sums of money, to which the other party may be entitled pursuant to any of the other provisions of this Agreement. Each instrument and document to be delivered at the Closing, the form of which is not attached to this Agreement, shall otherwise be reasonably satisfactory in form and substance to Seller and Buyer.

     14. Expenses. Seller shall pay all New Jersey real estate transfer taxes and fees payable with respect to the sale of the Property to Buyer. Buyer shall pay all fees, charges, and expenses incurred or payable for the issuance of the title report and Buyer's title insurance policy pursuant thereto, the cost of obtaining searches for violations, the cost of obtaining and/or redating any survey of the Property, and the cost of recording any document contemplated hereby; except that Seller shall pay the cost of recording any instrument required pursuant to Paragraph 4 to cure title defects, and Seller shall pay for the net cost of title examination if this Agreement is terminated by Buyer pursuant to any of the provisions hereof entitling Buyer to so terminate. Each party shall pay its own attorneys' and accountants' fees. The provisions of this Paragraph 14 shall survive the Closing or the termination of this Agreement.
     15.  Indemnities.
          15.1. Seller shall defend, indemnify, and hold harmless Buyer from all loss, expense (including reasonable counsel fees), damage, and liability resulting from (a) claims of mechanics and materialmen based on work performed on or at the Property, and materials supplied to Seller or the Property, prior to the Closing, (b) claims of whatever nature (including, without limitation, for bodily injury, wrongful death, or property damage) against Buyer or the Property based on causes of action which arose or accrued prior to the Closing, and (c) claims by Tenants, employees, contractors under Service Contracts, or utility companies, with respect to matters that occurred or obligations which accrued prior to the Closing.
          15.2. Buyer shall defend, indemnify and hold Seller harmless from all loss, expense (including reasonable counsel fees), damage and liability resulting from (a) claims of mechanics and materialmen based on work performed on or at the Property, and materials supplied to Buyer or the Property, after the Closing, (b) claims of whatever nature (including, without limitation, for bodily injury, wrongful death or property damage) against Seller based on causes of action that arise or accrue after the Closing, and (c) claims by Tenants, employees, contractors under Service Contracts or utility companies with respect to matters that occur or obligations that accrue after the Closing.
          15.3. Each party hereto (each, an "indemnified party") agrees that if and to the extent that a claim covered by the indemnities provided in this Paragraph 15 is also covered by insurance maintained by the indemnified party, then the indemnified party shall first seek recovery from its insurer before seeking indemnification recovery against the indemnifying party under the indemnities provided in this Paragraph 15.
          15.4. The provisions of this Paragraph 15 shall survive the Closing or any termination of this Agreement.
     16.  Conditions to Closing.
          16.1. Buyer's Conditions to Closing. Buyer's obligation to purchase the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Buyer (all of which waivers shall be expressly and specifically made in writing to be enforceable against Buyer):
          (a) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Buyer to terminate this Agreement pursuant to the express terms hereof;
          (b) Seller shall have executed and/or delivered each of the documents and items to be executed and/or delivered by Seller pursuant to this Agreement, including, without limitation, the documents enumerated in Paragraph 13 above;
          (c) title to the Property shall be as required by Paragraph 4 above, and the Title Company shall have issued a title policy to Buyer (the "Title Policy") following the payment by Buyer of the insurance premium, insuring that title to the Property has vested in Buyer, subject only to the Permitted Encumbrances and/or such matters which Buyer has waived or agreed to take title subject to without any abatement to or credit against the Purchase Price;
          (d) Seller shall have delivered to Buyer Estoppel Certificates from Tenants leasing, in the aggregate, not less than eighty percent (80%) of the rented square feet in the Building, which Estoppel Certificates shall confirm the information set forth on Schedule 2 and shall be dated not earlier than 30 days prior to the Closing Date;
          (e) The representations and warranties of Seller contained in this Agreement (including, without limitation, the representations and warranties of Seller set forth in Paragraph 6 above) shall be true and correct in all material respects as of the Closing Date, and shall be reiterated by Seller to the effect that the same are true and correct in all material respects as of the Closing Date;
          (f) Seller shall have paid all sums that are to be paid at or prior to Closing by Seller under this Agreement; and
          (g) Seller shall have performed and complied with all of the other material covenants and material obligations of Seller set forth in this Agreement.
          16.2. Seller's Conditions to Closing. Seller's obligation to sell the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Seller (all of which waivers shall be expressly and specifically made in writing to be enforceable against Seller):
          (a) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof;
          (b) Buyer shall have paid to Seller (or as Seller shall direct in writing, as the case may be), the Cash Balance of the Purchase Price due to Seller as herein provided, and shall have paid all other sums that are to be paid at or prior to Closing by Buyer under this Agreement;
          (c) Buyer shall have executed, acknowledged (where appropriate) and delivered to Seller counterpart originals of the instruments referred to in Paragraph 13 above which are to be executed by Buyer;
          (d) The representations and warranties of Buyer contained in Paragraph 6 above shall be true and correct in all material respects as of the Closing Date;
          (e) Buyer shall have performed and complied with all of the other material covenants and material obligations of Buyer set forth in this Agreement.
     17. As Is. Buyer has examined and inspected the physical nature and condition of the Property and it is purchasing the same "as is" on the date hereof, subject to reasonable wear and tear and the provisions of Paragraphs 5, 10 and 32 hereof.

Neither Seller nor any agent, partner, employee, or representative of Seller has made any representation whatsoever regarding the Property or any part thereof, or anything relating to the subject matter of this Agreement, except as expressly set forth in this Agreement. Buyer, in executing, delivering and performing this Agreement, has not and does not rely upon any statement, information, or representation to whomsoever made or given, whether to Buyer or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation, except as expressly set forth in this Agreement or the Seller's Documents. Nothing contained in this Paragraph 17 shall (i) be deemed to limit the rights of Buyer, and the obligations of Seller, under the provisions of Paragraphs 5, 7 and 32 of this Agreement or (ii) affect Seller's liability, if any, arising from any breach of, or inaccuracy of, its specific representations and warranties contained in this Agreement.
     18. Escrow Provisions. The Deposit shall be held in escrow by Escrow Agent on the following terms and conditions:
          18.1. The Deposit shall be invested in either the certificates of deposit of a commercial bank which is a member of the New York Clearing House Association or in United States Treasury bills or notes. In either case, the maturity of the investment shall not exceed thirty (30) days or the Closing Date, whichever is earlier. If such maturity shall occur prior to the Closing, the Deposit (which, for the purposes of this Agreement, shall include any interest collected thereon so that whichever party is entitled to the Deposit will also receive the interest collected thereon) shall be reinvested under the same terms and conditions.
          18.2. Escrow Agent shall deliver the Deposit to Seller or Buyer, as the case may be, on the following conditions:
          (a) To Seller upon receipt of a notice signed by both Seller and Buyer stating that the Closing has been consummated;
          (b) To Seller, upon receipt of demand therefor signed by Seller stating that Buyer has defaulted (after the receipt of any applicable notice and the expiration of any applicable grace period) in the performance of its obligations under this Agreement; provided, however, that Escrow Agent shall not honor such demand until at least ten (10) days after the date on which Buyer shall have received a copy of such demand from Escrow Agent, nor thereafter following such ten (10) day period if Escrow Agent shall have received a notice of objection from Buyer given in accordance with the provisions of subparagraphs 18.3 or 18.4; or
          (c) To Buyer, upon receipt of demand therefor signed by Buyer stating that either Seller has defaulted (after the receipt of any applicable notice and the expiration of any applicable grace period) in the performance of its obligations under this Agreement or that Buyer is otherwise entitled to the refund of the Deposit pursuant to the terms of this Agreement; provided, however, that Escrow Agent shall not honor such demand until at least ten (10) days after the date on which Seller shall have received a copy of such demand from Escrow Agent, nor thereafter following such ten (10) day period if Escrow Agent shall have received a notice of objection from Seller given in accordance with the provisions of subparagraphs 18.3 or 18.4.
          18.3. Any notice to, or demand upon, Escrow Agent shall be in writing and shall be sufficient only if received by

Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed to it at 110 East 59th Street, New York, New York 10022,
Attention: Robert Stone, Esq., or served personally upon Escrow Agent, with receipt acknowledged in writing by a partner of Escrow Agent. Notices from Escrow Agent to Seller or Buyer shall be delivered to their respective addresses set forth in Paragraph 19, or at such other address as the party in question shall have last designated by notice to Escrow Agent. All such deliveries shall be by (i) registered or certified mail, return receipt requested, (ii) overnight special handling, such as Federal Express or (iii) personal delivery by messenger.
          18.4. Upon receipt of a demand for the Deposit, made by Seller or Buyer pursuant to subparagraph 18.2, Escrow Agent shall promptly deliver a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by delivering to Escrow Agent notice of objection within ten (10) days after the date Escrow Agent delivers such copy to the other party, but not thereafter. Upon receipt of such notice of objection, Escrow Agent shall promptly deliver a copy thereof to the party who made the written demand.
          18.5. If (a) Escrow Agent shall have received a notice of objection as provided for in subparagraph 18.4 within the time therein prescribed or (b) any other disagreement or dispute shall arise between the parties or any other persons resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then and in any such event, Escrow Agent shall refuse to comply with any claims or demands on it, and shall continue to hold the Deposit until Escrow Agent receives either (x) a written notice signed by both parties directing the disbursement of the Deposit, or (y) a final order of a court of competent jurisdiction, entered in an action, suit or preceding in which Seller and Buyer are parties, directing the disbursement of the Deposit, in either of which events Escrow Agent shall then disburse the Deposit in accordance with such direction. Escrow Agent shall not be or became liable in any way or to any person for its refusal to comply with any such claims and demands unless and until it has received such direction.
Upon compliance with such direction, Escrow Agent shall be released of and from all liability hereunder.
          18.6. Notwithstanding the foregoing, Escrow Agent shall have the following rights in the circumstances described in clause (a) or (b) of subparagraph 18.5.
          (a) If Escrow Agent shall have received a notice signed by either party advising that a litigation between the parties over entitlement to the Deposit has been commenced, Escrow Agent may, on notice to the parties, deposit the Deposit with the clerk of the court in which such litigation is pending; or
          (b) Escrow Agent may, on notice to the parties, take such affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the reasonable costs of which shall be borne by whichever of the parties is the losing party. Upon the taking by Escrow Agent of the action described in clause (a) or (b) of this subparagraph 18.6, Escrow Agent shall be released of and from all liability hereunder.
          18.7. Except as otherwise provided herein, in the event of any dispute between the parties hereto with respect to this Agreement which causes the Escrow Agent to incur costs and expenses in performing its duties hereunder as escrow agent, then the parties shall equally reimburse Escrow Agent for all such reasonable costs and expenses, including, but not limited to, reasonable attorney's fees, either paid to retain attorneys or in an amount representing the fair value of legal services rendered to itself. The foregoing shall not be deemed to require the Buyer to reimburse the Escrow Agent for any costs and expenses incurred by the Escrow Agent either (i) in its capacity as the attorney for Seller hereunder or (ii) in connection with simply acting as the depository with respect to holding the Deposit in escrow pursuant to the terms hereof. Notwithstanding the foregoing, the party to whom the Deposit is delivered shall be responsible for and indemnify and save harmless Escrow Agent from any income taxes arising from any interest earned on the Deposit which is paid over to that party. Escrow Agent is acting hereunder as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act.
          18.8. Escrow Agent shall not have any duties or responsibilities, except those set forth in this Paragraph 18 and shall not incur any liability (a) in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine, and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or (b) in otherwise acting or failing to act under this Paragraph 18, except in the case of Escrow Agent's gross negligence or willful misconduct.
          18.9. Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Paragraph 18. The provision of this Paragraph 18 shall survive the termination of this Agreement.
          18.10. Buyer acknowledges that it is aware that Escrow Agent is the attorney for Seller and represents Seller in connection with this transaction, as well as others. Buyer agrees that Escrow Agent, acting as escrow agent herein, shall in no way disqualify, restrict or preclude Escrow Agent in and from its duties as attorney for Seller in this transaction, or in any other, and that in the absence of this agreement and understanding, Escrow Agent would not have agreed to act in that capacity.

     19. Notice. All notices, demands, requests, consents, approvals or other communications (collectively called "Notices") required or permitted to be given hereunder to Seller or Buyer or which are given to Seller or Buyer with respect to this Agreement shall be in writing and shall be deemed to have been given: (a) upon delivery, if personally delivered; (b) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (c) one (1) business day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business Day, addressed to the party for whom it is intended at its address hereinafter set forth, or to such other address as such party shall have specified most recently by like Notice:
          If to Seller, to:

          N.J. Greenbrook Partners, L.P.
          24 Field Point Road
          Greenwich, Connecticut 06830
          Attention: Andrew B. Hascoe

          With a copy thereof to:

          Gold & Wachtel, LLP
          110 East 59th Street
          New York, New York 10022
          Attention: Robert Stone, Esq.

                  - and -

          If to Buyer, to:

          Wellsford Commercial Properties L.L.C.
          610 Fifth Avenue
          New York, New York 10020
          Attention: Richard R. Previdi


          With a copy thereof to each of:

          Richard R. Previdi
          50 Rotary Drive
          Summit, New Jersey 07901


                  - and -

          Robinson Silverman Pearce
          Aronsohn & Berman LLP
          1290 Avenue of the Americas
          New York, New York 10104
          Attention: Alan Pearce, Esq.


The attorney for any party may send notices on that party's behalf.
     20. Assignment. Until the Study Period has expired, Buyer shall not assign this Agreement or any of its rights hereunder to any person or entity which is not an Affiliate, without Seller's prior consent. For purposes hereof, an "Affiliate" shall mean any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Buyer. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting stock, by contract, agency or nominee agreement or relationship, or otherwise. After having made the Additional Deposit, Buyer may assign this Agreement or any of its rights hereunder to any person or entity who shall assume all of Buyer's obligations hereunder.
     21.  Default.
          21.1. If Buyer shall default in the payment or performance of its obligations hereunder, and such default is not cured by the earlier of (x) the Closing Date or (y) the date which is ten (10) days after a notice of such default (specifying the default in question) is given from Seller to Buyer, then Seller's sole remedy shall be to receive the Deposit from Escrow Agent as liquidated damages and to terminate this Agreement.
Upon any such termination and the receipt of the Deposit by Seller, then thereafter neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller waives any other right or remedy, at law or in equity, which Seller may have or entitled to in such event, including, without limitation, the right to sue for damages or for specific performance.
          21.2. If, prior to Closing, Seller (i) breaches any covenant contained herein or otherwise defaults in its obligations hereunder, and such breach or default is not cured by the earlier of (x) the Closing Date or (y) the date which is ten
(10) Business Days after a notice of such default (specifying the default in question) is given from Buyer to Seller, or (ii) Buyer shall become aware of any material and adverse inaccuracy in any representation or warranty made by Seller hereunder, then, (except as set forth in the next succeeding sentence), Buyer may, as its sole remedy for such breach or misrepresentation, either
(1) seek specific performance of Seller's obligations hereunder or (2) terminate this Agreement. Notwithstanding the foregoing, if (i) Seller willfully or intentionally breaches any of its obligations or covenants hereunder or (ii) Seller knew, or reasonably should have known, that a representation or warranty made by Seller hereunder was materially and adversely inaccurate when made, then in addition to the remedies of specific performance and termination set forth above, Buyer shall have the right to seek any and all remedies available at law or in equity, including, without limitation, an action for damages. Upon receipt of any notice of termination as aforesaid, Seller shall promptly (i) instruct Escrow Agent to refund the Deposit to Buyer and (ii) reimburse Buyer for its net cost of title examination and reasonable attorneys' fees.
          (a) If Buyer, with actual knowledge of a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement or an inaccuracy in any representation or warranty of Seller, elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be deemed to have waived any such default or inaccuracy and shall have no claim against Seller on account thereof.
          (b)   If, after the Closing, Buyer shall first learn of
(i) an inaccuracy in any representation or warranty of Seller made hereunder which has a material adverse effect on Buyer or
(ii) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement which has a material adverse effect on Buyer, then Buyer shall have a claim for damages or other remedies at law or in equity on account thereof.
     22. Merger Clause. All understandings and agreements heretofore had among the parties hereto are merged in this Agreement, which alone fully and completely expresses their agreement.
     23. Successors and Assigns. This Agreement shall apply to and bind the successors and permitted assigns of the respective parties.
     24. Modification. This Agreement may not be changed or terminated orally.
     25. Construction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey and without the aid of any canon, custom or rule of law requiring construction against the draftsman.
     26. Schedules. All of the schedules and exhibits annexed hereto shall be deemed to be and the same are hereby made a part hereof.
     27. Survival of Provisions. The acceptance by Buyer of the deed from Seller shall be deemed to be an acknowledgment, for all purposes, of the full performance and discharge of every representation, agreement and obligation on the part of Seller to be performed by it pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive the Closing.
     28.  Miscellaneous.
          28.1. Further Assurances. In addition to the obligations required to be performed hereunder by Seller and Buyer at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this subparagraph 28.1 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).
          28.2. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Buyer and Seller and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Buyer and Seller and their permitted assigns any rights of any nature whatsoever.
          28.3. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.
          28.4. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION

HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.
          28.5. Captions; Interpretation. The captions, headings, table of contents and index in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the con-text may require.
          28.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Buyer and Seller shall bind Buyer and Seller as if they had each executed the same counterpart.
          28.7. No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.
     29.  Intentionally Deleted.
     30. Like-Kind Exchange. Seller shall have the right to sell the Property as part of a tax-free like-kind exchange through a qualified intermediary or otherwise under section 1031 of the Internal Revenue Code of 1986, as amended. If Seller so elects, Buyer will cooperate with Seller in effecting such like-kind exchange, including allowing Seller to assign this contract to a title company or other qualified intermediary and such other action as may be reasonably required in connection therewith, provided however, any such action does not delay Closing, increase any of Buyer's obligations or decrease any of Buyer's rights under this Agreement. Seller shall reimburse Buyer for all additional out-of-pocket costs (including, without limitation, reasonably attorneys' fees) incurred by Buyer in connection with such cooperation.
     31.  Hazardous Substances and Waste.
          31.1. As used in this Agreement, "Hazardous" Substances and Waste" are those materials defined by Environmental Laws as such. "Environmental Laws" shall include, but not be limited to, each and every federal, state and local law, statute, code, ordinance. regulation, rule, or other requirement of governmental authorities ("Governmental Authorities") having jurisdiction over the Property (including but not limited to, consent decrees, and judicial or administrative orders) relating to the environment, including but not limited to, those applicable for the storage, treatment, disposal, handling and release of any Hazardous Substances and Waste, all as amended or modified from time to time. Hazardous Substances and Waste shall not include hazardous substances of the kind ordinarily used in connection with office equipment and furnishings or in connection with the ordinary cleaning or maintenance of office buildings similar to the uses for which the Property is used, including, but not limited to, office supplies and cleaning fluids, provided that such substances are stored, used and disposed of in accordance with all applicable Environmental Laws.

          31.2. Seller agrees to comply with the requirements of the Industrial Site Recovery Act (N.J.S.A. 13: lk-6, et seq. - "ISRA"). As a condition precedent to Buyer's obligation to purchase the Property, within ten (10) Business Days after the expiration of the Study Period, Seller shall obtain and deliver to Buyer, from the New Jersey Department of Environmental Protection, in compliance with ISRA and the regulations promulgated thereunder, either: (i) a nonapplicability letter;
(ii) a de minimus quantity exception; or (iii) approval of Seller's negative declaration. If this condition precedent to Closing shall not have been satisfied on or before the tenth
(1Oth) Business Day after the expiration of the Study Period, then Buyer shall have the right for ten (10) Business Days thereafter, to (x) terminate this Agreement by written notice to Seller, and receive back the Deposit plus the net cost of title examination and its reasonable attorneys' fees, unless Seller shall have complied with the foregoing ISRA requirement prior to Buyer's notice of termination, in which event, Buyer shall no longer have a termination right, or (y) accept the Property without such condition precedent being satisfied, and without reduction of the Purchase Price or credit or allowance against same. If Buyer fails to so terminate this Agreement within such ten (10) day period, then Buyer shall be deemed to have waived such termination right.
          31.3. Seller agrees to indemnify and hold harmless Buyer from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorney's fees and reasonable environmental clean-up costs) which may be incurred by Buyer, relating to or arising out of the breach by Seller of its obligations under this Paragraph 31. However, this indemnification and hold harmless shall survive the Closing Date for a period of only one (1) year, and shall not be applicable to the extent of any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorney's fees) in any way arising out of the acts or omissions of Buyer or any of Buyer's tenants, occupants, employees, agents or permittees arising after the Closing Date.
     32.  Study Period.
          32.1. Buyer shall have a period of thirty-seven (37) consecutive calendar days following the date of the execution and delivery of this Agreement by the parties to each other, to inspect and review the Property and all of the books and records relating thereto (the "Study Period"). Prior to 5:00 P.M., Eastern Standard Time, on the last day of the Study Period, Buyer, in its sole discretion for any reason whatsoever, or for no reason, shall have the right to terminate this Agreement by giving Seller written notice of that election, as provided in Paragraph 19 hereof. Failure by Buyer to give such notice in a timely manner shall be deemed an irrevocable waiver by Buyer of this right to terminate. If Buyer shall timely notify Seller of Buyer's election to terminate this Agreement, then the Escrow Agent promptly shall deliver the Initial Deposit (together with all interest accrued thereon) to Buyer. Upon Buyer's receipt of the Initial Deposit, this Agreement shall terminate and neither party shall have any further obligations hereunder. Upon the request of either party after the commencement of the Study Period, Seller and Buyer shall execute an agreement confirming the commencement date and the expiration date of the Study Period, but the failure of either party hereto to execute such an agreement shall not defer the commencement of the Study Period, extend the expiration date thereof or otherwise invalidate all or any part of this Agreement.
          32.2. During the Study Period and upon request therefor, Seller shall promptly deliver to Buyer true and correct copies of all Leases, Service Contracts, management records, surveys, Plans, title contracts, management records, surveys, title documents, environmental studies, material and reports, brokerage agreements, rent rolls, real estate tax statements, insurance statements, accounting records and other similar or related studies and documents that are in Seller's possession, custody or control or that are reasonable obtainable by Seller (the "Property Document"). Seller represents and covenants to Buyer that all of the Property Documents delivered or to be delivered to Buyer pursuant to this Paragraph 32 are true, correct and complete and constitute all of the material documents and agreements with respect to the ownership and operation of the Property.
          32.3. If Buyer does not elect to terminate this Agreement pursuant to subparagraph 32.1 above, then within ten
(10) Business Days after the expiration of the Study Period, Buyer shall deliver to Seller a written list of the Service Contracts that Buyer desires to be assigned and transferred to it at Closing (the "Assigned Service Contracts"). Seller shall cause all Service Contracts which are not Assigned Service Contracts to be terminated as of (or prior to) the Closing.
          32.4. Subject to the rights of the Tenants, and upon reasonable prior notice to Seller so that Seller can arrange to accompany Buyer, Seller hereby grants Buyer and its duly authorized agents and representatives the right to enter upon the Property for the purpose of undertaking testing and inspections (which may include inspections and testing as to, among other things, the availability of access, utility services, zoning, environmental conditions and engineering). Buyer hereby agrees to promptly repair any damage to the Property caused by such testing and inspections, and to indemnify and defend Seller and hold Seller harmless against any injury, loss or damage suffered upon the Property and to the Property as a result of such testing and inspections. If requested, Buyer shall provide comprehensive general liability insurance to Seller in reasonable amounts to insure the foregoing.
          32.5. Seller hereby agrees to remove the Property from the real estate sales market during the Study Period. Buyer agrees to keep confidential all information gained in connection with its testing and inspections during the Study Period. Notwithstanding the foregoing, Buyer may disclose such information to its officers, directors, members, managers, employees and consultants, as well as its attorneys, accountants, financial advisors, investors, and financial institutions who need to know such information in order to assist Buyer in connection with its acquisition of the Property. Buyer promptly shall return all Property Documents to Seller if Buyer elects to terminate this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                   N.J. GREENBROOK PARTNERS, L.P.
                               By:  Greenbrook Land Inc., a
                                    General Partner

                          By:/s/ Andrew B. Hascoe
                             ---------------------------
                             Andrew B. Hascoe, President



BUYER:                    WELLSFORD COMMERCIAL PROPERTIES, L.L.C.



                          By:  /s/  Richard R. Previdi
                               --------------------------
                             Name:  Richard R. Previdi
                             Title: Managing Member



     The undersigned has executed this Agreement for the sole purpose of agreeing to act as Escrow Agent in accordance with Paragraph 18.



GOLD & WACHTEL, LLP



By: /s/ Robert Stone
   --------------------------
     Robert Stone